UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2004

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9310 Broadway, Building I San Antonio, Texas		78217
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 30, 2004, our indirect wholly-owned subsidiary, Pioneer Drilling Services, Ltd., entered into an asset purchase agreement under which we expect to acquire five mechanical land drilling rigs and related assets, including trucks, trailers, vehicles, spare drill pipe and yard equipment, from Allen Drilling Company, which is located in Woodward, Oklahoma.

We will pay a total consideration of $7,400,000 in cash for the assets and the non competition agreement to be entered into with Mr. Dixon Allen, President of Allen Drilling, and will assume various contracts and other liabilities of Allen Drilling.  In addition, the asset purchase agreement provides that Mr. Allen will enter into an employment agreement with us for a primary term of two years.

We also intend to enter into a purchase agreement for an approximately 17 - acre tract of real property owned by Allen Drilling and located in Woodward, Oklahoma for a purchase price of $300,000.  We expect to use that property for our Oklahoma division yard.

We expect to complete the closing of the transaction the asset purchase agreement contemplates on or before December 17, 2004, subject to the satisfaction of various closing conditions that we believe are customary for transactions of this type.

Prior to entering into the asset purchase agreement, no material relationship existed between us and either Allen Drilling or any of its affiliates, directors or officers.

The information set forth above is qualified by reference to the full text of the Asset Purchase Agreement, a copy of which we have filed as Exhibit 2.1 to this report and are incorporating into this report by this reference.

Unless the context otherwise requires, all references in this report to “we”, “us” and “our” refer to Pioneer Drilling Company and its subsidiaries, collectively.

Item 9.01.                              Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number	Exhibit

2.1

Asset Purchase Agreement dated November 29, 2004, by and among Allen Drilling Company, the Earl Allen Family Trust dated April 1, 1979, the sole shareholder of Allen Drilling Company, Dixon Allen, Paula K. Hoisington and Lisa D. Johonnesson, all of the beneficiaries of the Trust, and Pioneer Drilling Services, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By:	/s/ William D. Hibbetts
William D. Hibbetts
Senior Vice President and Chief Financial Officer

Date: December 2, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1

Asset Purchase Agreement dated November 11, 2004, by and among Allen Drilling Company, the Earl Allen Family Trust dated April 1, 1979, the sole shareholder of Allen Drilling Company, Dixon Allen, Paula K. Hoisington and Lisa D. Johonnesson, all of the beneficiaries of the Trust, and Pioneer Drilling Services, Ltd.